Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
May 7, 2014

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $0.06 PER DILUTED SHARE, NET EARNINGS OF $0.25 PER DILUTED SHARE AND NET ASSET VALUE PER SHARE OF $19.29

Bethesda, MD - May 7, 2014 - American Capital, Ltd. (“American Capital” or the “Company”) (NASDAQ: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended March 31, 2014 of $16 million, or $0.06 per diluted share. NOI for the quarter ended March 31, 2014 was $5 million, or $0.02 per diluted share. Net earnings for the quarter ended March 31, 2014 was $70 million, or $0.25 per diluted share. As of March 31, 2014, net asset value (“NAV”) per share was $19.29, a 7% annualized, or $0.32 per share, increase from the December 31, 2013 NAV per share of $18.97.

Q1 2014 FINANCIAL SUMMARY

•	$19.29 NAV per share

✓	$0.32 per share, or 7%, annualized increase

•	$0.06 NOI before income taxes per diluted share, or $16 million

✓	69% decline from Q4 2013

✓	$0.02 NOI after income taxes per diluted share, or $5 million

•	$0.09 net realized earnings per diluted share, or $26 million

✓	$0.12 per diluted share, or 57%, decline from Q4 2013

•	$0.16 net unrealized appreciation per diluted share, or $44 million

✓	$1.02 per diluted share, or $283 million, improvement over Q4 2013

•	$0.25 net earnings per diluted share, or $70 million

✓	6% annual return on average shareholders’ equity

✓	$0.91 per diluted share, or $252 million, improvement over Q4 2013

•	$442 million of cash proceeds from realizations

✓	$104 million dividend distribution from European Capital Limited (“European Capital”)

✓	Plus, $195 million in proceeds from American Capital Asset Management, LLC (“ACAM”) related to the repayment of ACAM’s initial investment in American Capital Senior Floating, Ltd. (“ACSF”)

•	8.9 million shares of American Capital common stock repurchased, totaling $137 million

✓	$15.38 average price per share

✓	$0.13 accretive to NAV per share

•	Refinanced $450 million Secured Term Loan

✓	Reduced interest rate from LIBOR + 3.00% to LIBOR + 2.75%

✓	Reduced LIBOR floor from 1.00% to 0.75%

✓	Extended maturity date by one year to August 2017

American Capital, Ltd.
May 7, 2014

American Capital also announced that it has retained Goldman Sachs as a financial advisor to the Company as it evaluates separating its investment assets from its asset management business. As discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2013, the Company is undertaking a process to evaluate its corporate structure to determine whether that structure and the various legal, regulatory and accounting regimes under which it operates are the optimum means for the operation and capitalization of its business. There is no assurance that this evaluation process will result in any changes to the Company’s corporate structure or operations or that the Company will provide any further communications regarding the progress or results of this evaluation process.

“We have made progress evaluating our corporate structure,” said Malon Wilkus, Chairman and Chief Executive Officer. “In addition to engaging Goldman Sachs, our Board of Directors suspended our Share Repurchase and Dividend Program, as we evaluate the capital requirements of our alternatives.”

“Also, subsequent to quarter end, we created ACE III, our fifth fund or company investing in private equity, which will have $1.1 billion of assets and committed capital,” continued Mr. Wilkus. “This significant development in our asset management business expands our base of institutional investors and provides the opportunity to become their long-term asset management partner. ACE III increases ACAM’s earning assets under management by 7%, and it will earn fees and participate in investment gains. It also will generate liquidity of up to approximately $640 million.”

“With our substantial liquidity, excellent Leverage Finance Team and an unlevered balance sheet, we have begun investing in senior floating rate loans,” said Mr. Wilkus. “Late in the first quarter, we invested $199 million in these loans, and have invested approximately $140 million more quarter to date and intend on investing significantly more during the remaining portion of this quarter and the year. This will have a positive impact on earnings starting in the second quarter.”

PORTFOLIO VALUATION
For the quarter ended March 31, 2014, net unrealized appreciation, before income taxes, totaled $32 million. The primary components of the net unrealized appreciation were:

•	$121 million unrealized appreciation in American Capital’s investment in ACAM, primarily due to an increase in actual and forecasted growth and multiple expansion;

•
$60 million unrealized appreciation in American Capital’s investment in European Capital, driven by a reduction in the discount applied to the NAV of European Capital and net unrealized appreciation of European Capital’s underlying investment portfolio.

✓
The Company's equity investment in European Capital was valued at $801 million as of March 31, 2014, or 87% of European Capital’s NAV, compared to $841 million as of December 31, 2013 or 85% of European Capital’s NAV; partially offset by

•	$146 million net unrealized depreciation from American Capital’s private finance portfolio primarily driven by the ACE III transaction and declining company specific performance.

“American Capital Asset Management appreciated this quarter by $121 million,” said John Erickson, Chief Financial Officer. “The appreciation was in part due to an improving outlook for AGNC and MTGE, the two mortgage REITs ACAM manages, and the creation of ACE III. Also, ACSF, a business development company managed by ACAM and focused on senior floating rate loans, successfully completed its IPO. By quarter end, ACSF had fully invested the IPO proceeds at attractive risk adjusted yields. Like AGNC and MTGE, we expect ACSF to perform and grow as it has quite attractive investment opportunities in a very large market.”

PORTFOLIO REALIZATIONS AND PERFORMANCE
In the first quarter of 2014, $442 million of cash proceeds were received from realizations of portfolio investments, including a dividend distribution of $104 million from European Capital and $195 million in proceeds from ACAM related to the repayment of ACAM’s initial investment in ACSF. American Capital made $321 million in new committed investments during the quarter, including $199 million of senior floating rate loans.

American Capital, Ltd.
May 7, 2014

The weighted average effective interest rate on American Capital’s debt investments as of March 31, 2014 was 9.1%, 90 basis points lower than the December 31, 2013 rate of 10.0%. The primary drivers of the decline in the weighted average effective interest rate relates to the new investments in senior floating rate loans at quarter end and new non-accruing loans as a result of weaker company performance.

As of March 31, 2014, loans with a fair value of $165 million were on non-accrual, representing 9.2% of total loans at fair value, compared to $154 million fair value of non-accrual loans, or 9.7% of total loans at fair value as of December 31, 2013. The $11 million increase in the fair value of loans on non-accrual was generally driven by loans placed on non-accrual status due to weaker portfolio company performance. Total loans on non-accrual were valued at 52.4% of cost at the end of the quarter, a 1.3% decrease from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $150 million, or 7.8%. Net operating income before income taxes of $0.06 per diluted share during the quarter was reduced by $0.06 per diluted share due to the net impact of debt and equity securities being added and removed from non-accrual status.

“European Capital received €141 million of realizations in the first quarter, which allowed European Capital to distribute €75 million, or $104 million, to American Capital,” said Ira Wagner, President, European Private Finance. “It’s also gratifying to report that European Capital increased its NAV by €25 million, or 12% annualized, prior to its distributions to American Capital, and that American Capital’s investment in European Capital appreciated $60 million.”

STOCK REPURCHASE AND DIVIDEND PROGRAM
American Capital’s Board of Directors adopted a program that may provide for repurchases of shares or dividend payments. Under the program, American Capital may consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital’s common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital’s common stock represents a premium to the NAV of its shares.

During the quarter, American Capital made open market purchases of 8.9 million shares, or $137 million, of American Capital common stock at an average price of $15.38 per share. Since the inception of the program in August 2011, American Capital has made open market purchases of 101.6 million shares, or $1.2 billion, of American Capital common stock at an average price of $11.74 per share. This represents 29% of shares outstanding immediately prior to the launch of the program.

In March 2014, American Capital’s Board of Directors suspended the program for an indefinite period.

American Capital, Ltd.
May 7, 2014

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2014, December 31, 2013 and March 31, 2013
(in millions, except per share amounts)

	Q1	Q4	Q1 2014 Versus Q4 2013		Q1	Q1 2014 Versus Q1 2013
	2014	2013	$	%	2013	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $5,465, $5,548 and $5,694, respectively)	$5,020	$5,072	$(52)	(1%)	$5,411	$(391)	(7%)
Cash and cash equivalents	468	315	153	49%	360	108	30%
Restricted cash and cash equivalents	104	74	30	41%	53	51	96%
Interest and dividend receivable	32	38	(6)	(16%)	48	(16)	(33%)
Deferred tax asset, net	419	414	5	1%	452	(33)	(7%)
Other	91	96	(5)	(5%)	79	12	15%
Total assets	$6,134	$6,009	$125	2%	$6,403	$(269)	(4%)

Liabilities and Shareholders' Equity
Debt	$790	$791	$(1)	—%	$662	$128	19%
Trade date settlement liability	202	15	187	NM	—	202	100%
Other	64	77	(13)	(17%)	72	(8)	(11%)
Total liabilities	1,056	883	173	20%	734	322	44%

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 267.9, 274.8 and 303.0 issued and 263.3, 270.2 and 297.8 outstanding, respectively	3	3	—	—%	3	—	—%
Capital in excess of par value	6,178	6,296	(118)	(2%)	6,677	(499)	(7%)
Distributions in excess of net realized earnings	(748)	(774)	26	3%	(837)	89	11%
Net unrealized depreciation of investments	(355)	(399)	44	11%	(174)	(181)	(104%)
Total shareholders' equity	5,078	5,126	(48)	(1%)	5,669	(591)	(10%)
Total liabilities and shareholders' equity	$6,134	$6,009	$125	2%	$6,403	$(269)	(4%)

NAV per common share outstanding	$19.29	$18.97	$0.32	2%	$19.04	$0.25	1%

American Capital, Ltd.
May 7, 2014

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2014 and December 31, 2013
(in millions, except per share data)
(unaudited)

			Q1 2014 Versus Q4 2013
	Q1 2014	Q4 2013	$	%

OPERATING REVENUE
Interest and dividend income	$71	$92	$(21)	(23%)
Fee income	13	26	(13)	(50%)
Total operating revenue	84	118	(34)	(29%)

OPERATING EXPENSES
Interest	12	12	—	—%
Salaries, benefits and stock-based compensation	42	41	1	2%
General and administrative	14	13	1	8%
Total operating expenses	68	66	2	3%

NET OPERATING INCOME BEFORE INCOME TAXES	16	52	(36)	(69%)

Tax provision	(11)	(14)	3	21%
NET OPERATING INCOME	5	38	(33)	(87%)

Net realized gain (loss)
Portfolio company investments	21	12	9	75%
Foreign currency transactions	2	3	(1)	(33%)
Derivative agreements	1	1	—	—%
Tax (provision) benefit	(3)	3	(6)	NM
Total net realized gain	21	19	2	11%

NET REALIZED EARNINGS	26	57	(31)	(54%)

Net unrealized appreciation (depreciation)
Portfolio company investments	35	(261)	296	NM
Foreign currency translation	(4)	21	(25)	NM
Derivative agreements and other	1	3	(2)	(67%)
Tax benefit (provision)	12	(2)	14	NM
Total net unrealized appreciation (depreciation)	44	(239)	283	NM

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS (LOSS)")	$70	$(182)	$252	NM

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.02	$0.14	$(0.12)	(86%)
Diluted	$0.02	$0.14	$(0.12)	(86%)

NET REALIZED EARNINGS PER COMMON SHARE
Basic	$0.10	$0.21	$(0.11)	(52%)
Diluted	$0.09	$0.21	$(0.12)	(57%)

NET EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.26	$(0.66)	$0.92	NM
Diluted	$0.25	$(0.66)	$0.91	NM

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	270.7	277.5	(6.8)	(2%)
Diluted	283.4	277.5	5.9	2%
______________________________
NM = Not meaningful

American Capital, Ltd.
May 7, 2014

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended March 31, 2014, December 31, 2013 and March 31, 2013
(in millions, except per share data)
(unaudited)
			Q1 2014 Versus Q4 2013			Q1 2014 Versus Q1 2013
	Q1 2014	Q4 2013	$	%	Q1 2013	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,134	$6,009	$125	2%	$6,403	$(269)	(4%)
Third-Party Assets at Fair Value(1)	77,425	87,201	(9,776)	(11%)	105,222	(27,797)	(26%)
Total	$83,559	$93,210	$(9,651)	(10%)	$111,625	$(28,066)	(25%)

Third-Party Earning Assets Under Management(2)	$12,771	$12,677	$94	1%	$14,881	$(2,110)	(14%)
Total Earning Assets Under Management(3)	$18,825	$18,603	$222	1%	$21,208	$(2,383)	(11%)

New Investments
Senior Debt	$264	$499	$(235)	(47%)	$80	$184	230%
Mezzanine Debt	4	—	4	100%	—	4	100%
Preferred Equity	1	103	(102)	(99%)	16	(15)	(94%)
Common Equity	13	230	(217)	(94%)	2	11	550%
Structured Products	39	65	(26)	(40%)	—	39	100%
Total by Security Type	$321	$897	$(576)	(64%)	$98	$223	228%

Senior Floating Rate Loans (“SFRL”)	$199	$—	$199	100%	$—	$199	100%
Sponsor Finance Investments	62	94	(32)	(34%)	29	33	114%
Investments in ACAM and Fund Development	34	240	(206)	(86%)	—	34	100%
Structured Products	19	27	(8)	(30%)	—	19	100%
American Capital One Stop Buyouts®	—	—	—	—%	27	(27)	(100%)
Add-on Financing for Growth and Working Capital	4	44	(40)	(91%)	3	1	33%
Add-on Financing for Distressed Situations	3	33	(30)	(91%)	3	—	—%
Add-on Financing for Acquisitions	—	391	(391)	(100%)	—	—	—%
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	68	(68)	(100%)	36	(36)	(100%)
Total by Use	$321	$897	$(576)	(64%)	$98	$223	228%

Realizations
Equity Investments	$324	$245	$79	32%	$60	$264	440%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted OID	63	52	11	21%	60	3	5%
Loan Syndications and Sales	20	10	10	100%	4	16	400%
Scheduled Principal Amortization	19	7	12	171%	9	10	111%
Principal Prepayments	16	245	(229)	(93%)	148	(132)	(89%)
Total by Source	$442	$559	$(117)	(21%)	$281	$161	57%

Asset Management	$198	$—	$198	100%	$8	$190	NM
European Capital	104	158	(54)	(34%)	—	104	100%
American Capital One Stop Buyouts®	66	141	(75)	(53%)	169	(103)	(61%)
Sponsor Finance Investments	56	248	(192)	(77%)	86	(30)	(35%)
Structured Products	17	4	13	325%	5	12	240%
Direct and Other Investments	1	8	(7)	(88%)	13	(12)	(92%)
Total by Business Line	$442	$559	$(117)	(21%)	$281	$161	57%

American Capital, Ltd.
May 7, 2014

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$25	$66	$(41)	(62%)	$31	$(6)	(19%)
Gross Realized Loss	(4)	(54)	50	93%	(38)	34	89%
Portfolio Net Realized Gain (Loss)	21	12	9	75%	(7)	28	NM
Foreign Currency Transactions	2	3	(1)	(33%)	—	2	100%
Derivative Agreements	1	1	—	—%	(14)	15	NM
Tax (Provision) Benefit	(3)	3	(6)	NM	13	(16)	NM
Net Realized Gain (Loss)	21	19	2	11%	(8)	29	NM

Gross Unrealized Appreciation of American Capital One Stop Buyouts®	29	66	(37)	(56%)	54	(25)	(46%)
Gross Unrealized Depreciation of American Capital One Stop Buyouts®	(142)	(201)	59	29%	(45)	(97)	(216%)
Gross Unrealized Appreciation of Sponsor Finance, Direct and Other Investments	7	6	1	17%	28	(21)	(75%)
Gross Unrealized Depreciation of Sponsor Finance, Direct and Other Investments	(40)	(23)	(17)	(74%)	(24)	(16)	(67%)
Net Unrealized (Depreciation) Appreciation of Private Finance Portfolio Investments	(146)	(152)	6	4%	13	(159)	NM
Net Unrealized Appreciation of European Capital Investment	64	102	(38)	(37%)	111	(47)	(42%)
Net Unrealized Appreciation (Depreciation) of European Capital Foreign Currency Translation	—	(7)	7	100%	17	(17)	(100%)
Net Unrealized Appreciation (Depreciation) of American Capital Asset Management, LLC	121	(185)	306	NM	214	(93)	(43%)
Net Unrealized Depreciation of Structured Products	(2)	(14)	12	86%	(8)	6	75%
Reversal of Prior Period Net Unrealized Appreciation Upon Realization	(2)	(5)	3	60%	(12)	10	83%
Net Unrealized Appreciation (Depreciation) of Portfolio Company Investments	35	(261)	296	NM	335	(300)	(90%)
Foreign Currency Translation - European Capital	(4)	20	(24)	NM	(38)	34	89%
Foreign Currency Translation - Other	—	1	(1)	(100%)	(2)	2	100%
Derivative Agreements and Other	1	3	(2)	(67%)	4	(3)	(75%)
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	—	—	—	—%	9	(9)	(100%)
Tax Benefit (Provision)	12	(2)	14	NM	—	12	100%
Net Unrealized Appreciation (Depreciation) of Investments	44	(239)	283	NM	308	(264)	(86%)

Net Gains, Losses, Appreciation and Depreciation	$65	$(220)	$285	NM	$300	$(235)	(78%)

Other Financial Data
NAV per Share	$19.29	$18.97	$0.32	2%	$19.04	$0.25	1%
Debt at Cost	$790	$791	$(1)	—%	$662	$128	19%
Debt at Fair Value	$821	$817	$4	—%	$674	$147	22%
Market Capitalization	$4,160	$4,226	$(66)	(2%)	$4,348	$(188)	(4%)
Total Enterprise Value(4)	$4,482	$4,706	$(224)	(5%)	$4,650	$(168)	(4%)
Asset Coverage Ratio	528%	588%			956%
Debt to Equity Ratio	0.2x	0.2x			0.1x
Credit Quality
Weighted Average Effective Interest Rate on SFRL at Period End	4.5%	N/A			N/A
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRL, at Period End	9.7%	10.0%			10.6%
Weighted Average Effective Interest Rate on All Debt Investments at Period End	9.1%	10.0%			10.6%
Loans on Non-Accrual at Cost	$315	$287	$28	10%	$313	$2	1%
Loans on Non-Accrual at Fair Value	$165	$154	$11	7%	$208	$(43)	(21%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	16.4%	17.0%			16.3%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	9.2%	9.7%			11.3%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	52.4%	53.7%			66.5%
Estimated Loss(5)	$150	$156	$(6)	(4%)	$124	$26	21%
Estimated Loss as a Percentage of Total Loans at Cost	7.8%	9.3%			6.4%
Past Due Loans at Cost	$—	$26	$(26)	(100%)	$73	$(73)	(100%)
Debt to Equity Conversions at Cost	$—	$74	$(74)	(100%)	$1	$(1)	(100%)

American Capital, Ltd.
May 7, 2014

Return on Average Equity
LTM Net Operating Income Return on Average Shareholders' Equity	2.1%	2.9%	7.3%
LTM Net Realized Earnings Return on Average Shareholders' Equity	1.7%	1.9%	4.1%
LTM Net (Loss) Earnings Return on Average Shareholders' Equity	(1.7%)	3.4%	16.8%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	0.4%	2.8%	3.3%
Current Quarter Annualized Net Realized Earnings Return on Average Shareholders' Equity	2.1%	4.3%	2.8%
Current Quarter Annualized Net Earnings (Loss) Return on Average Shareholders' Equity	5.5%	(13.8%)	24.9%
______________________________
NM = Not meaningful

(1) Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., American Capital Senior Floating, Ltd, European Capital, American Capital Equity I, American Capital Equity II, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1 and ACAS CLO 2013-2, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
May 7, 2014

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	1997- 2003	2004	2005	2006	2007	2008	2011	2012	2013	2014	1997-2014 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	12.2%	12.6%	13.4%	10.5%	(2.9%)	9.5%	24.4%	(3.8%)	48.0%	7.4%	8.8%
IRR of Exited Investments(3)	12.8%	15.8%	20.2%	8.2%	(2.4%)	7.2%	23.4%	17.1%	24.9%	N/A	10.1%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	17.7%	24.4%	13.1%	14.3%	(9.7%)	20.6%	35.6%	(48.4%)	274.1%	N/A	10.9%
IRR of Exited Equity Investments Only(3)(4)(5)	21.9%	45.8%	38.2%	11.0%	7.9%	21.7%	35.1%	N/A	N/A	N/A	24.3%
IRR at Fair Value of All One Stop Buyout® Investments(2)	10.9%	14.0%	27.2%	12.9%	1.2%	16.0%	70.6%	(11.0%)	338.5%	N/A	13.0%
IRR at Fair Value of All One Stop Buyout® Equity Investments(2)(4)(5)	15.8%	23.6%	38.4%	16.0%	(9.6%)	16.3%	70.6%	(48.4%)	337.8%	N/A	16.6%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	11.3%	(2.2%)	23.9%	12.1%	(2.5%)	19.4%	70.6%	(11.0%)	338.5%	N/A	9.9%
IRR of Exited One Stop Buyout® Investments(3)	10.4%	21.4%	25.8%	11.3%	13.9%	14.2%	N/A	19.6%	N/M	N/A	14.6%
Committed Investments(7)	$3,846	$2,289	$5,152	$5,329	$7,542	$1,063	$208	$880	$302	$270	$26,881
Total Exits and Prepayments of Committed Investments(7)	$3,513	$2,084	$2,703	$4,471	$5,754	$769	$168	$282	$17	$—	$19,761
Total Interest, Dividends and Fees Collected	$1,363	$707	$1,480	$1,508	$1,551	$424	$30	$55	$15	$—	$7,133
Total Net Realized (Loss) Gain on Investments	$(116)	$16	$368	$(317)	$(1,212)	$(113)	$11	$4	$—	$—	$(1,359)
Current Cost of Investments	$294	$215	$1,601	$623	$1,363	$245	$62	$566	$238	$258	$5,465
Current Fair Value of Investments	$294	$69	$2,021	$669	$616	$248	$72	$496	$276	$259	$5,020
Current Fair Value of Investments as a % of Total Investments at Fair Value	5.8%	1.4%	40.3%	13.3%	12.3%	4.9%	1.4%	9.9%	5.5%	5.2%	100.0%
Net Unrealized (Depreciation) Appreciation	$—	$(146)	$420	$46	$(747)	$3	$10	$(70)	$38	$1	$(445)
Non-Accruing Loans at Cost	$52	$6	$19	$95	$110	$33	$—	$—	$—	$—	$315
Non-Accruing Loans at Fair Value	$22	$2	$4	$34	$74	$29	$—	$—	$—	$—	$165
Equity Interest at Fair Value(4)	$214	$60	$1,703	$405	$236	$109	$34	$99	$67	$—	$2,927
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	14.3	1.8	1.7	4.7	5.5	6.5	4.7	4.9	6.7	5.9	3.8
Interest Coverage(10)(12)(13)(16)	1.0	3.4	0.7	2.1	1.4	2.4	3.2	3.7	2.5	2.9	1.8
Debt Service Coverage(11)(12)(13)(16)	1.0	1.4	0.5	1.9	1.2	2.1	2.5	3.1	2.2	2.6	1.5
Average Age of Companies(13)(16)	39 yrs	37 yrs	14 yrs	40 yrs	34 yrs	20 yrs	21 yrs	17 yrs	23 yrs	21 yrs	25 yrs
Diluted Ownership Percentage(4)(17)	56%	77%	95%	50%	55%	70%	69%	95%	75%	N/A	81%
Average Revenue(13)(14)(16)	$180	$34	$198	$152	$176	$34	$100	$225	$284	$178	$178
Average Adjusted EBITDA(8)(13)(16)	$38	$8	$68	$39	$28	$15	$24	$64	$33	$48	$48
Total Revenue(13)(14)	$1,414	$227	$1,182	$2,971	$2,643	$220	$189	$1,883	$2,021	$719	$13,469
Total Adjusted EBITDA(8)(13)	$201	$40	$264	$371	$257	$87	$45	$403	$370	$214	$2,252
% of Senior Loans(12)(13)(15)	79%	100%	50%	43%	64%	34%	100%	95%	100%	100%	69%
% of Loans with Lien(12)(13)(15)	100%	100%	95%	100%	95%	44%	100%	100%	100%	100%	94%

Majority Owned Portfolio Companies (“MOPC”)(6)	1997-2014 Static Pools Aggregate
Total Number of MOPC	42
Total Revenue(14)	$3,445
Total Gross Profit(14)	$1,731
Total Adjusted EBITDA(8)	$693

Total Capital Expenditures(14)	$102
Total Current ACAS Investment in MOPC at Fair Value	$2,996
Total Current ACAS Investment in MOPC at Cost Basis	$3,066
Total Current ACAS Debt Investment in MOPC at Fair Value	$1,060
Total Current ACAS Debt Investment in MOPC at Cost Basis	$1,142
Diluted Ownership Percentage of ACAS in MOPC(17)	78%

Total Cash(18)	$235
Total Assets(18)	$4,475
Total Debt(18)	$3,585
Total Third-party Debt at Cost(18)	$1,946
Total Shareholders' Equity(18)(19)	$2,760
———————
NM = Not Meaningful

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)
Internal rate of return (“IRR”) calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For active investments, the terminal value is assumed to be the current fair value. For exited investments, the terminal value is the total cash realization received upon exit. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

3)
IRR calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For exited investments, the terminal value is the total cash realization received upon exit. This includes fully exited investments of existing portfolio companies. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of the collateralized loan obligations. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS’s debt in each portfolio company’s debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products, Senior Floating Rate Loans and managed funds.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Calculated as the estimated enterprise value of the MOPC less the cost basis of any outstanding debt of the MOPC.

American Capital, Ltd.
May 7, 2014

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on May 8, 2014 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AmericanCapital.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q1 2014 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on May 8, 2014. In addition, there will be a phone recording available from 1:00 pm ET May 8, 2014 until 9:00 am ET May 22, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10044208.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $84 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC) with approximately $9 billion of net book value, American Capital Mortgage Investment Corp. (NASDAQ: MTGE) with approximately $1 billion of net book value and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $151 million of net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.